SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 1999


Commission File Number: 0-7914

                        BASIC EARTH SCIENCE SYSTEMS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                            84-0592823
            --------                                            ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

     8547 E. Arapahoe Rd. #J-464
     Greenwood Village, Colorado                                   80112
     ---------------------------                                   -----
(Address of principal executive offices)                         (Zip Code)

                                 (303) 773-8000
                                 --------------
                   (Registrant telephone including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ( X ) No ( )

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

                            Common Stock: 16,530,487
                            ------------------------

                         INFORMATION INCLUDED IN REPORT

Item 5. Other Events

Basic Earth Science Systems, Inc. (Basic or the Company) reported that Mr. G.W. Breuer, a member of the Company's board of directors and the former president of Basic, along with his wife, sold all of their directly controlled Basic common stock, comprising 3,765,272 shares, approximately 22.8% of the Company's outstanding stock. Mr. Breuer remains on the board of directors and under the Company's Articles of Incorporation may continue to serve until the next shareholder's meeting and thereafter at the pleasure of the shareholders.

All of Mr. Breuer's and his wife's directly controlled common stock was purchased by Ray Singleton, the company's current president. Mr. Singleton previously held 670,206 shares of common stock, approximately 4.1%. This transaction brings Mr. Singleton holdings to 4,435,478 shares, approximately 26.8% of the Company's outstanding shares.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BASIC EARTH SCIENCE SYSTEMS, INC.



Date: August 31, 1999                      By: /s/ Ray Singleton
---------------------                      ---------------------
                                           Ray Singleton, President